                                  EXHIBIT 99.1






                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                          ----------------------------

                              Financial Statements
                            and Supplemental Schedule
                  For the Period from Inception (April 1, 1999)
                              to December 31, 1999

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                                    CONTENTS

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

                                                                            Page
Independent Auditor's Report                                                2

Statement of Net Assets Available for Benefits                              3

Statement of Changes in Net Assets Available for Benefits                   4

Notes to Financial Statements                                               5-8

Supplemental Schedule

    Schedule of Assets Held for Investment Purposes at End of Year          9

                      [ON THOMPSON DUNAVANT PLC LETTERHEAD]

INDEPENDENT AUDITOR'S REPORT

To The Advisory Committee
ResortQuest Savings & Retirement Plan
Memphis, Tennessee

We have audited the accompanying statement of net assets available for benefits of ResortQuest Savings & Retirement Plan (the "Plan") as of December 31, 1999, and the related statement of changes in net assets available for benefits for the period from inception (April 1, 1999) to December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of ResortQuest Savings & Retirement Plan as of December 31, 1999, and the changes in its net assets available for benefits for the nine months then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1999 is presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                    /s/ Thompson Dunavant, PLC



June 9, 2000

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                 Statement of Net Assets Available for Benefits
                                December 31, 1999

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
Assets

Investments
         Mutual funds                                        $ 18,277,048
         ResortQuest International, Inc. common stock             147,052
         Guaranteed interest annuities                            139,343
         Loans to participants                                    900,233
                                                             ------------

                  Total investments                            19,463,676

Receivables
         Participant contributions                                 62,865
         Employer contributions                                    22,376
         Accrued interest and dividends                            70,772
                                                             ------------

                  Total receivables                               156,013

Cash                                                                7,693
                                                             ------------

Net assets available for benefits                            $ 19,627,382
                                                             ------------
                                                             ------------



                     The accompanying notes are an integral
                       part of these financial statements.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

            Statement of Changes in Net Assets Available for Benefits For the Period from Inception (April 1,1999) to December 31,1999

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
Additions to net assets attributed to:
Investment income
    Net appreciation in fair value of investment                     $   557,205
    Interest and dividends                                               725,938
                                                                     -----------
                                                                       1,283,143
Contributions
    Participants                                                       2,629,752
    Employer                                                             899,622
    Rollovers from other plans                                           645,019
                                                                     -----------
                                                                       4,174,393

Transfer of assets from other plans                                   14,548,316
                                                                     -----------

Total additions                                                       20,005,852
                                                                     -----------

Deductions from net assets attributed to:
    Benefits paid to participants                                        378,470
                                                                     -----------

Net increase in net assets                                            19,627,382

Net assets available for benefits
  Beginning of period                                                       --
                                                                     -----------

End of period                                                        $19,627,382
                                                                     -----------
                                                                     -----------



                     The accompanying notes are an integral
                       part of these financial statements.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                          Notes to Financial Statements
                                December 31, 1999

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Note 1 - Description of Plan

The following description of ResortQuest Savings & Retirement Plan (the "Plan") provides only general information. Readers should refer to the Plan Agreement for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering all full-time salaried and hourly employees of ResortQuest International, Inc. and its wholly-owned subsidiaries (the "Company"). Employees become eligible on January 1 and July 1 following the first anniversary of their employment provided they are at least 21 and completed 1,000 hours of service during their first year of employment or during any plan year (January 1 to December 31). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Upon formation of the Plan on April 1,1999, all full-time employees of the Company on this date became eligible to participate in the Plan.

Contributions

Participants may elect to contribute up to twenty (20%) percent of his/her annual compensation subject to Internal Revenue Service limitations. For each plan year, the Company will contribute to the Plan an amount of matching contributions determined by the Company at its discretion. As of December 31, 1999, the Company matching contributions totaled 50% of each participant's contributions up to a maximum of 6% of compensation.

Participant accounts

Each participant's account is credited with the participant's contribution, and an allocation of the employer's contribution made on their behalf plus a proportionate interest in the investment earnings of the funds in which the contributions are invested. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Vesting

Participants are immediately vested in their voluntary contributions plus earnings thereon. Participants vest in the Company's matching contributions and related earnings based upon years of service with 100% vesting occurring after three years of credited service. In the event of death, disability, or normal retirement (age 59 1/2) participants become 100% vested in all account balances.

Payment of benefits

Participants may choose to receive account distributions either in the form of a lump sum payment or installments over a period of time as defined in the Plan Agreement. However, if the participant's vested balance does not exceed $5,000, the Plan may distribute funds in the form of a lump sum payment without the consent of the participant.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                                December 31, 1999

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Note 1 - Description of Plan (continued)

Plan termination

Although it has not expressed any intent to do so, the Company has the right to modify or terminate the Plan at any time subject to the provisions of ERISA and the Plan Agreement.

Note 2 - Summary of significant accounting policies

Investments

Investments are stated at fair value and represent the Plan's share of the market value of fund holdings or are based upon quoted market prices. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date.

Benefit payments

Benefit payments to participants are recorded upon distribution.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions which affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Note 3 - Investments

The Plan allows participants to invest varying portions of their account balances in thirteen different investment options which include the common stock of ResortQuest International, Inc. and twelve different mutual funds offered by the custodian Union Planters Bank. The twelve mutual funds offered by the custodian include Dreyfus Appreciation Fund, Inc., Fidelity Advisor Series II Growth Opportunities Fund International, Janus Investments Fund Worldwide, Janus Enterprise Fund, Vanguard Life Strategy Income Fund, Vanguard Life Strategy Conservative Growth, Vanguard Life Strategy Moderate Growth, Vanguard
Life Strategy Growth Fund, Vanguard Index Trust 500 Portfolio, Federated Capital Preservation Fund, Vanguard Fixed Income Securities Long-Term Corporate Portfolio, and Vanguard Fixed Income Securities Fund Intermediate Term U.S. Treasury. All Plan assets are held by Union Planters Bank.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                               December, 31, 1999

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Note 3 - Investments (continued)

The fair value of individual investments which represent five percent or more of the Plan's net assets as of December 31, 1999 is as follows:

Federated Capital Preservation Fund                                   $5,366,504
Fidelity Advisor Series II Growth Opportunities Fund Institutional     4,138,354
Janus Enterprise Fund                                                  2,009,513
Vanguard Index Trust 500 Portfolio                                     1,895,726
Vanguard Life Strategy Moderate Growth                                 1,604,948
Janus Investments Fund Worldwide                                       1,279,055

During 1999, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:

    ResortQuest International, Inc. common stock                         $ (70,044)
    Dreyfus Appreciation Fund, Inc. #141                                    22,256
    Fidelity Advisor Series II Growth Opportunities Fund Institutional    (297,816)
    Janus Investments Fund Worldwide                                       283,647
    Janus Enterprise Fund                                                  406,327
    Vanguard Life Strategy Income Fund                                        (511)
    Vanguard Life Strategy Conservative Growth                               3,027
    Vanguard Life Strategy Moderate Growth                                  70,546
    Vanguard Life Strategy Growth Fund                                      20,209
    Vanguard Index Trust 500 Portfolio                                     131,832
    Federated Capital Preservation Fund                                       (361)
    Vanguard Fixed Income Securities Long-Term Corporate Portfolio          (7,043)
    Vanguard Fixed Income Securities Fund Intermediate Term
          U.S. Treasury                                                     (4.864)

                                                                         $ 557,205
                                                                         ---------
                                                                         ---------

Note 4 - Loans to participants

The loans to participants were transferred with the net assets from other Plans. New loans are also provided for in the Plan Agreement. The loans are secured by the balance in the participant's account and retain the existing repayment period and interest rate. As of December 31, 1999, interest rates on loans to participants ranged from 6.37% to 11.3%. Principal and interest is repaid ratably through payroll deductions over a period not in excess of five years.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                                December 31, 1999

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Note 5 - Related party transactions

The Plan purchased $217,096 of the Plan Sponsor's common stock during the year ended December 31, 1999. The stock held by the Plan at December 31, 1999 had a market value of $147,052.

The Company provides the Plan with certain management and administrative services for which no fees are charged.

Note 6 - Tax status

The Plan has received a determination letter from the Internal Revenue Service stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code ("IRC"), and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan's management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

Note 7 - Transfer of assets from other plans

Prior to the Plan's establishment on April 1, 1999, each of the subsidiaries of ResortQuest International, Inc. maintained separate qualified retirement plans. Upon formation of the Plan, each of the subsidiaries' plans were merged into the ResortQuest Savings & Retirement Plan. The Company acquired additional subsidiaries subsequent to April 1, 1999 and the qualified retirement plans maintained by these subsidiaries were likewise merged into the Plan. During the period ended December 31, 1999, assets totaling $14,548,316 were transferred to the Plan as a result of these transactions.

                              SUPPLEMENTAL SCHEDULE

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
         SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
                        EIN: 62-1750352/PLAN NUMBER: 001
                                DECEMBER 31, 1999

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
                                                                                Current
(a)     (b)(c) Identity of Issue/Description                                  (e) Value
---     ------------------------------------                                  ---------
*       ResortQuest International, Inc. common stock                        $    147,052

        Dreyfus Appreciation Fund, Inc. #141                                     716,649

        Fidelity Advisor Series II Growth Opportunities
                 Fund Institutional                                            4,138,354

        Janus Investments Fund Worldwide                                       1,279,055

        Janus Enterprise Fund                                                  2,009,513

        Vanguard Life Strategy Income Fund                                        48,917

        Vanguard Life Strategy Conservative Growth                               116,302

        Vanguard Life Strategy Moderate Growth                                 1,604,948

        Vanguard Life Strategy Growth Fund                                       633,930

        Vanguard Index Trust 500 Portfolio                                     1,895,726

        Federated Capital Preservation Fund                                    5,366,504

        Vanguard Fixed Income Securities Long-Term
                 Corporate Portfolio                                             316,413

        Vanguard Fixed Income Securities Fund Intermediate
                 Term U.S. Treasury                                              150,737

        Guaranteed interest annuities                                            139,343

        Loans to participants, interest rates ranging
                 from 6.37% to 11.3%                                             900,233
                                                                               ---------

                 Total assets held for investment purposes
                 at end of year                                             $ 19,463,676
                                                                             ===========


* Represents a party-in-interest